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                                                                    EXHIBIT 21.1


                      LIST OF SUBSIDIARIES OF THE COMPANY


Name                                      Jurisdiction of Incorporation
----                                      -----------------------------

UTICO, Inc.                                        Delaware
USC, Incorporated                                  Delaware
Triad Drilling Company                             Delaware
FWA Drilling Company, Inc.                         Delaware
International Petroleum Service
  Company                                          Pennsylvania
Viersen & Cochran Drilling Company                 Oklahoma
Universal Well Services, Inc.                      Delaware